UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 11, 2008

GIGABEAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50985	20-0607757
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4021 Stirrup Creek Drive, Suite 400, Durham, NC		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (919) 206-4426

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUTED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On November 30, 2007, we received a Nasdaq Staff Deficiency Letter from the Nasdaq Stock Market notifying us that were are not in compliance with continued listing standards. This letter was sent in response to our failure to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years, as required by Nasdaq Marketplace Rule 4310(c)(3).

On December 26, 2007, our Board of Directors voted to voluntarily delist from the Nasdaq Stock Market and transfer the listing of our Common Stock, $0.001 par value per share (symbol “GGBM”), our “IPO Warrants” (symbol “GGBMW”) and our “Z Warrants” (symbol “GGBMZ”) to the Over-the-Counter Bulletin Board. We do not foresee that we will become compliant with the above-described Marketplace Rule in the foreseeable future and therefore our Board has determined that it would be in our best interests to voluntarily delist from the Nasdaq Capital Market.

On January 11, 2008, we filed a Form 25 with the Securities and Exchange Commission. We anticipate that the delisting will become effective on or about January 22, 2008. We believe that our common stock and trading warrants will be eligible for listing on the Over-the-Counter Bulletin Board following our delisting from the Nasdaq Capital Market.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports filed with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GigaBeam Corporation
(Registrant)

Date	January 11, 2008

/s/ S. Jay Lawrence
(Signature)

Name: S. Jay Lawrence
Title: Chief Executive Officer